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                                                                     EXHIBIT 4.7

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                           TRANSTEXAS GAS CORPORATION
                                     Issuer


                                      and


                                 BANK ONE, N.A.
                                    Trustee



                          ___________________________


                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 2, 1997

                          ___________________________




                                  $117,573,000
              13 3/4% Series C Senior Subordinated Notes due 2001
                                      and
              13 3/4% Series D Senior Subordinated Notes due 2001


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         THIS FIRST SUPPLEMENTAL INDENTURE, effective as of September 2, 1997
("Supplemental Indenture"), is made and entered into by TRANSTEXAS GAS CORPORATION, a Delaware corporation (the "Company"), and Bank One, N.A., (the "Trustee"), under an Indenture dated as of June 13, 1997, by the Company and the Trustee (the "Current Indenture"). All capitalized terms used in this Supplemental Indenture that are defined in the Current Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined in this Supplemental Indenture or the context clearly requires otherwise.

         WHEREAS, Section 9.1 of the Current Indenture provides, among other things, that the Company, when authorized by Board Resolutions, and the Trustee may enter into an indenture supplemental thereto for the purposes of curing any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under the Current Indenture, provided such action shall not adversely affect the Interests of any Holder in any material respect;

         WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing and approving proposed amendments to the Current Indenture in accordance with Section 9.1 thereof and the Company and the Trustee are executing and delivering this Supplemental Indenture in order to provide for such amendments;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Supplemental Indenture hereby agree as follows:

                                   ARTICLE I

                        AMENDMENTS TO CURRENT INDENTURE

         Section 1.01. Additional Definitions. The Current Indenture is hereby amended to add the following definition to Section 1.1, which, although the capitalized term is used in the Current Indenture, was inadvertently omitted:

         "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         Section 1.02.  Amended Definitions.  The following definitions in
Section 1.1 of the Current Indenture are hereby amended, to correct immaterial ambiguities, defects, or inconsistencies:

         (a) Definition of TransTexas Intercompany Loan. The term "Restricted Liens" used in the proviso to clause (b) of the definition of Asset Sale in the Current Indenture is hereby corrected to read "Permitted Liens."

         (b) Definition of TransTexas Intercompany Loan. The dollar amount ($425 million) referred to in the definition of TransTexas Intercompany Loan in the Current Indenture is hereby corrected to read "$450 million."

         (c) Definition of Permitted Liens. The term "Non-Recourse Debt" used in clause (q) of the definition of Permitted Liens in the Current Indenture is hereby corrected to read "Unrestricted Non-Recourse Debt."
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                                   ARTICLE II

                               GENERAL PROVISIONS

         Section 2.01. Effectiveness of Amendments. The Supplemental Indenture is effective as of the date first above written.

         Section 2.02. Ratification of Indenture. The Current Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this Supplemental Indenture. The Current Indenture and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

         Section 2.03. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this Supplemental Indenture, the Company is delivering to the Trustee

         (a) an Officer's Certificate in the form attached hereto as Exhibit A; and

         (b) an Opinion of Counsel covering the matters described in Exhibit B attached hereto.

         Section 2.04. Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

         Section 2.05. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 2.06. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.





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         IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed as of day and year first above written.


                                     TRANSTEXAS GAS CORPORATION



Attest:                              By:
       ------------------------          ---------------------------------------
       Tim Moore                         Ed Donahue
       Assistant Secretary               Vice President, Chief Financial Officer
                                         and Secretary


                                      BANK ONE, N.A.,
                                      Trustee



                                      By:
                                         ---------------------------------------





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                                   EXHIBIT A


                           TRANSTEXAS GAS CORPORATION

                             OFFICERS' CERTIFICATE

         The undersigned, Arnold Brackenridge, President, and Ed Donahue, Vice President and Secretary of TransTexas Gas Corporation, a Delaware corporation (the "Company"), do hereby certify pursuant to Section 2.03 of that certain First Supplemental Indenture, dated as of September 2, 1997, between the Company and Bank One, N.A., and Section 14.4 of that certain Indenture, dated as of June 13, 1997, between the Company and the Trustee (the "Indenture"), as follows:

         1.      The undersigned have read Section 9.1 of the Indenture.

         3. In our opinion, we have made such examination and investigation as is necessary to enable us to express an informed opinion as to whether or not the conditions precedent in the Indenture requiring compliance by the Company to or concurrently with the execution and delivery by the Company of the First Supplemental Indenture have been complied with.

         4. In our opinion, each of the conditions precedent in the Indenture requiring compliance by the Company prior to or concurrently with the execution and delivery by the Company of the First Supplemental Indenture have been complied with, and the Trustee is authorized or permitted, pursuant to
Section 9.1 of the Indenture, to execute the First Supplemental Indenture.

         IN WITNESS WHEREOF, we have executed this Certificate as of September 2, 1997.




                                        --------------------------------------
                                        Arnold Brackenridge, President




                                        ----------------------------------------
                                        Ed Donahue, Vice President and Secretary








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                                   EXHIBIT B


            Matters to be Covered by Gardere & Wynne, L.L.P. Opinion


                 1. The First Supplemental Indenture has been duly authorized, executed and delivered by the Company.

                 2. Each of the conditions precedent in the Current Indenture requiring compliance by the Company prior to or concurrently with the execution and delivery by the Company of the First Supplemental Indenture has been complied with by the Company, and
         Section 9.1 of the Current Indenture authorizes or permits the Trustee to execute the First Supplemental Indenture.